UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 5, 2015

United Dominion Realty, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-156002-01	54-1776887
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
In connection with the acquisitions described below under Item 2.01 of this Current Report on Form 8-K, on October 5, 2015, UDR, Inc., a Maryland corporation (the “Company”), as the sole general partner and a limited partner, United Dominion Realty, L.P., a Delaware limited partnership (the “Operating Partnership”) and UDR Texas Properties LLC, a Delaware limited liability company owned 0.5% by the Company and 99.5% by the Operating Partnership ("UDR Texas"), as limited partners, entered into the Agreement of Limited Partnership (the “Partnership Agreement”) of UDR Lighthouse DownREIT L.P. (the “DownREIT Partnership”).
As the sole general partner of the DownREIT Partnership, the Company has full, complete and exclusive discretion to manage and control the business of the DownREIT Partnership and to make all decisions affecting the business and assets of the DownREIT Partnership, subject to certain limitations set forth in the Partnership Agreement. Upon completion of the transactions under the Contribution Agreement (as defined below), the Company, the Operating Partnership and UDR Texas will own approximately 8.5%, 32.5% and 9.1%, respectively, of the units of limited partnership interest in the DownREIT Partnership (“DownREIT Units”), which they received in exchange for their contribution of the following properties to the DownREIT Partnership:

Property	Location
Ridge at Blue Hills(1)	Braintree, MA
Residences at the Domain(1)	Austin, TX
Inwood West(2)	Woburn, MA
Thirty377(2)	Dallas, TX
Legacy Village(2)	Plano, TX
Delancey at Shirlington(2)	Arlington, VA
Circle Towers(2)	Fairfax, VA
Barton Creek Landing(3)	Austin, TX
The Whitmore(3)	Arlington, VA

(1) Contributed by the Company.
(2) Contributed by the Operating Partnership.
(3) Contributed by UDR Texas.
The limited partners have no power to remove the Company as general partner of the DownREIT Partnership. The DownREIT Partnership is structured to make distributions in respect of DownREIT Units that will be equivalent to the distributions made to holders of the Company’s common stock. Subject to certain terms and conditions set forth in the Partnership Agreement, limited partners in the DownREIT Partnership (other than the Company and its affiliates) have the right, commencing one year after the date of issuance, to tender their DownREIT Units for redemption for cash or, at the Company’s election, for shares of its common stock on a one-for-one basis (subject to the anti-dilution adjustments provided in the Partnership Agreement).
A copy of the Partnership Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement.
Item 2.01. Completion of an Acquisition or Disposition of Assets.
Beginning on October 6, 2015, the Company completed the previously announced acquisition of six Washington, DC area properties from Home Properties, L.P., a New York limited partnership (“Home OP”), for a total purchase price of $901 million, which was comprised of $565 million of newly issued DownREIT Units issued at $35 per unit, the assumption of $89 million of debt, $221 million of reverse exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and $26 million of cash. In addition, the Company issued approximately 13.7 million shares of its Series F Preferred Stock to former limited partners of Home OP, which had the right to subscribe for one share of Series F Preferred Stock for each DownREIT Unit issued in connection with the acquisitions. The acquisitions were made pursuant to the previously disclosed definitive Contribution Agreement, dated as of June 22, 2015, as amended, by and among the Company, the Operating Partnership, Home OP and LSREF4 Lighthouse Acquisitions, LLC, a Delaware limited liability company (the “Contribution Agreement”).

Of the six properties acquired from Home OP, four properties were acquired through the DownREIT Partnership, one property was acquired by the Operating Partnership through a reverse Section 1031 exchange and one property was acquired by an affiliate of the Company through a reverse Section 1031 exchange, as reflected in the following table:

Property	Location
Eleven55 Ripley(1)	Silver Spring, MD
Arbor Park of Alexandria(1)	Alexandria, VA
Newport Village(1)	Alexandria, VA
The Courts at Dulles(1)	Herndon, VA
1200 East West(2)	Silver Spring, MD
Courts at Huntington Station(3)	Alexandria, VA

(1) Acquired through the DownREIT Partnership.
(2) Acquired by an affiliate of the Company through a reverse Section 1031 exchange.
(3) Acquired by the Operating Partnership through a reverse Section 1031 exchange.

For additional information regarding the Contribution Agreement and the transactions contemplated thereby, see the Current Report on Form 8-K previously filed by the Company and the Operating Partnership on June 22, 2015, which included a copy of the Contribution Agreement as Exhibit 2.1.
The information set forth under Item 1.01 of this Current Report on Form 8-K related to the contribution of seven properties to the DownREIT Partnership by the Operating Partnership and UDR Texas is incorporated by reference into this Item 2.01. As a result of the contribution of those seven properties to the DownREIT Partnership, the properties will no longer be consolidated in the Operating Partnership’s financial statements, resulting in a decrease in the real estate owned, debt, revenues and expenses of the Operating Partnership. A gain will be recorded for a portion of the Operating Partnership’s ownership interest in the seven properties that was disposed during the three months ended December 31, 2015. The Operating Partnership will retain a 41% interest in those seven properties through its ownership interest in the DownREIT Partnership, which will be reported as Investment in and advances to unconsolidated joint ventures, net on the consolidated balance sheet and Income/(loss) from unconsolidated entities on the consolidated statement of operations in the Operating Partnership’s consolidated financial statements.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The required financial statements for the acquired properties will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.
(b) Unaudited Pro Forma Financial Information.
The required pro forma financial statements for the acquisitions and dispositions will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.
(d) Exhibits.

Exhibit No.	Description
10.1
Agreement of Limited Partnership of UDR Lighthouse DownREIT L.P., dated as of October 5, 2015 (incorporated by reference to Exhibit 10.1 to UDR, Inc.’s Current Report on Form 8-K filed on October 7, 2015).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Dominion Realty, L.P.
By: UDR, Inc., its general partner

Date: October 9, 2015	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President

Exhibit Index

Exhibit No.	Description
10.1
Agreement of Limited Partnership of UDR Lighthouse DownREIT L.P., dated as of October 5, 2015 (incorporated by reference to Exhibit 10.1 to UDR, Inc.’s Current Report on Form 8-K filed on October 7, 2015).